FIRST AMENDMENT AGREEMENT
This FIRST AMENDMENT AGREEMENT (this “Amendment”) is made as of the 5th day of August, 2016 among:
(a)    SIFCO INDUSTRIES, INC., an Ohio corporation (the “Borrower”);

(b)    the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(c)    KEYBANK NATIONAL ASSOCIATION, as the administrative agent for the Lenders under the Credit Agreement (the “Administrative Agent”).

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit and Security Agreement, dated as of June 26, 2015 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Administrative Agent and the Lenders agree as follows:

1.    Amendment to Financial Covenants. Section 5.7 of the Credit Agreement is hereby amended to delete subsections (a) and (b) therefrom and to insert in place thereof, respectively, the following:

(a)    Leverage Ratio. The Borrower shall not suffer or permit at any time the Leverage Ratio to exceed (i) 4.00 to 1.00 on September 30, 2016 through December 30, 2016, (ii) 2.75 to 1.00 on December 31, 2016 through September 29, 2017, and (iii) 2.50 to 1.00 on September 30, 2017 and thereafter.

(b)    Fixed Charge Coverage Ratio. The Borrower shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than (i) 1.00 to 1.00 on September 30, 2016 through December 30, 2016, and (ii) 1.20 to 1.00 on December 31, 2016 and thereafter.

2.    Waiver of Specific Defaults. The Borrower has notified the Administrative Agent and the Lenders that Borrowers have failed to comply with (a) the financial covenant set forth in Section 5.7(a) (Leverage Ratio) of the Credit Agreement for the fiscal quarter ended June 30, 2016, and (b) the financial covenant set forth in Section 5.7(b) (Fixed Charge Coverage Ratio) of the Credit Agreement for the fiscal quarter ended June 30, 2016 (collectively, the “Violations”). The Borrower has requested that the Administrative Agent and the Lenders waive the Defaults or Events of Default that exist solely by virtue of the Violations. The Administrative Agent and the Lenders hereby waive the aforesaid Defaults or Events of Default on the conditions that, after giving effect to the terms of this Amendment, no Default or Event of Default shall exist under the Credit Agreement or any other Loan Document. This Amendment shall serve as evidence of such waiver. The Borrower agrees with the Administrative Agent and the Lenders that (i) the waiver granted herein applies only to the Violations that relate to the periods set forth in this Section 2 and to no other period, (ii) except with respect to the limited waiver granted herein specifically relating to the Violations, the Administrative Agent and the Lenders shall not be under any obligation to forbear from exercising any of their rights or remedies upon the occurrence of any Default or Event of Default, and (iii) the Administrative Agent and the Lenders have not established any course of dealing with respect to such waiver or otherwise that is inconsistent with the express terms of the Credit Agreement and the other Loan Documents. The waiver requested by the Borrower and granted by the Administrative Agent and the Lenders hereunder relates solely to the items specifically set forth in this Section 2. No further waiver has been requested or granted.

3.    Closing Deliveries. Concurrently with the execution of this Amendment, the Borrower shall:

(a)    execute and deliver to the Administrative Agent, for its sole benefit, the First Amendment Administrative Agent Fee Letter, and pay to the Administrative Agent the fees stated therein;

(b)    cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

(c)    pay all legal fees and expenses of the Administrative Agent in connection with this Amendment and any other Loan Documents.

4.    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) the Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrower or any material law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other material agreement, instrument or document binding upon or enforceable against the Borrower; (d) except as waived herein, no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) the Borrower is not aware of any claim or offset against, or defense or counterclaim to, the Borrower’s obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of the Borrower in every respect, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and similar laws and by equitable principles, whether considered at law or in equity.

5.    No Course of Dealing. The Borrower acknowledges and agrees that this Amendment is not intended to, nor shall it, establish any course of dealing with respect to the various provisions amended herein, or otherwise, among the Borrower, the Administrative Agent and the Lenders that is inconsistent with the express terms of the Loan Documents.

6.    References to Credit Agreement and Ratification. Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

7.    Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

8.    Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

9.    Severability. Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

10.    Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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12005353.3

JURY TRIAL WAIVER. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment in Cleveland, Ohio as of the date first set forth above.

SIFCO INDUSTRIES, INC. By: /s/ Salvatore Incanno Salvatore Incanno Vice President and Chief Financial Officer

KEYBANK NATIONAL ASSOCIATION as the Administrative Agent and as a Lender By: /s/ Thomas J. Evans Thomas J. Evans Vice President

Signature Page to
First Amendment Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing First Amendment Agreement dated as of August 5, 2016. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release the Administrative Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTOR ACKNOWLEDGMENT AND AGREEMENT, THE AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF THE ADMINISTRATIVE AGENT AND LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, LENDERS AND THE UNDERSIGNED.

GENERAL ALUMINUM FORGINGS, LLC T & W FORGE, LLC QUALITY ALUMINUM FORGE, LLC By: /s/ Salvatore Incanno Salvatore Incanno Treasurer

Signature Page to
Guarantor Acknowledgment and Agreement